For Press Inquiries                                       For Investor Inquiries
-------------------                                       ----------------------
Karen Andre                                               Maria McAuslan
PLATINUM technology                                       PLATINUM technology
(630) 691-0649                                            (630) 691-0771
andrek@platinum.com                                       invest@platinum.com

        PLATINUM technology Achieves 64 Percent Earnings Growth for 1998

  Annual operating margin grows to 10 percent, reflecting strong product sales

OAKBROOK TERRACE, IL - February 8, 1999 PLATINUM technology (NASDAQ: PLAT) today announced that revenues for the fourth quarter ended December 31, 1998 increased 30 percent to $314.7 million from $242.7 million in the fourth quarter of 1997. Net income for the fourth quarter of 1998, excluding charges, increased 7 percent to $38.1 million, or $0.40 per diluted share, as compared to $35.4 million, or $0.39 per diluted share, for the fourth quarter of 1997. Net income for the fourth quarter of 1998 was $32.7 million, or $0.34 per diluted share, including after-tax charges of $5.4 million, or $0.06 per diluted share, as compared to a net loss of $20.3 million, or $0.25 per share, including after-tax charges of $55.7 or $0.64 per share, in the fourth quarter of 1997.

For the year ended December 31, 1998, revenues increased 31 percent to $968.2 million from $738.9 million for 1997. Net income for 1998, excluding charges, increased 64 percent to $75.5 million, or $0.82 per diluted share, as compared to $46.1 million, or $0.56 per diluted share from continuing operations in 1997. For 1998, the net loss was $2.5 million, or $0.03 per share, including after-tax charges of $78.0 million, or $0.85 per share, as compared to a net loss of $106.1 million, or $1.36 per share, including after-tax charges of $151.2 million, or $1.92 per share for 1997.

"We move into 1999 with a strong commitment to increase shareholder value by streamlining our operations," noted Andrew J. (Flip) Filipowski, president and chief executive officer. "After completing an in-depth review of our business, we have determined the best course of action includes: consolidation of investment and redeployment of resources to our most profitable product lines, suspension of acquisitions as we focus on our existing business, and greater focus on strengthening our relationship with our most valued customers. We will move quickly to execute our plan in order to increase our momentum in the market, deliver sustainable growth, and increase profitability and shareholder value."

Michael Cullinane, executive vice president and chief financial officer, emphasized, "The company reached nearly a billion in revenue, achieved positive cash flow from operations, and reported a strong balance sheet with over $300 million in cash. In addition, operating margins increased to 10 percent for 1998 from 6 percent in 1997."

Cullinane continued, "The company achieved important milestones with total product revenue growing 32 percent for the year, and international contributing to over one third of the company's total fourth quarter revenue. Although there was a shortfall in our services margin, we are taking aggressive action to strengthen our Global Consulting Organization and have already put in place a number of changes. As we look toward 1999, we intend to streamline our operations to deliver strong margins going forward."

PLATINUM noted the SEC has declared effective the company's registration statement on Form S-4. The company expects this transaction will close by March 1999. Conclusion of this transaction is contingent upon final approval of MEMCO shareholders and Israeli regulatory authorities.

Note: For purposes of this press release "charges" include any or all of the following: merger costs, acquired in-process technology charges, restructuring charges, and other one-time charges.

Fourth Quarter Highlights

Customer Wins

In 1998, PLATINUM secured 147 "million-plus" dollar license and service agreements worldwide. Of these, 55 closed in the fourth quarter, up from 40 in the same quarter last year. The deals executed this quarter include:

 .  ADP Financial Services

 .  Bear Stearns

 .  FT Mortgage

 .  KBC Bank en Verzekering

 .  West Group

Industry Recognition

PLATINUM amassed more than 55 industry awards and achievements throughout 1998. Those achieved in the fourth quarter include:

 . Selected as one of the top four data warehousing providers by DM Review readers, reinforcing PLATINUM's leadership in the data warehousing space.

 . Secured Intelligent Enterprise's Readers' Choice award for PLATINUM ERwin, representing the tool's seventh consecutive win.

 . Earned PeopleSoft certification for PLATINUM AutoSys, the first job scheduler to become recognized by PeopleSoft for full compatibility with one of the industry's fastest-growing ERP applications.

 . Recognized by Hewlett-Packard for PLATINUM AutoSys and PLATINUM TSreorg as key tools supporting the HP Rapid/IT infrastructure service for PeopleSoft environments

Strategic Partnerships

In 1998, PLATINUM struck more than 15 strategic partnerships with some of the information technology industry's largest players, such as Intel, Lucent, James Martin & Company, and Symantec. Alliances struck in the fourth quarter include:

 . Microsoft: Launched a partner program for independent software vendors to license Microsoft Repository on leading non-Microsoft platforms and databases. PLATINUM will port the Microsoft Repository engine to non-Microsoft platforms and promote the Open Information Model, co-developed by PLATINUM and Microsoft, as the industry standard.

 . Compaq: Signed an agreement through which PLATINUM is providing enterprise management solutions for the OpenVMS operating system from Compaq. PLATINUM will deliver market-proven systems and database management tools to OpenVMS customers.

 . IONA Technologies: Paired PLATINUM's enterprise computing expertise and global services with IONA's industry-leading middleware for enabling mainframe applications to communicate with applications on other platforms. This software and services combination is enabling organizations to more quickly integrate their existing mainframe applications with other IT systems, extending the life of critical applications.

Products and Services

Application Development:

 . Enhanced PLATINUM ADvantage, PLATINUM's suite of integrated application development management tools that enables development managers to more easily automate and accelerate their processes to deliver applications on time and within budget. Enhancements included:

 .  integration with LogicWorks' ERwin and BPwin;

 . integration of LBMS' process management tools with PLATINUM's project management solution, Process Continuum; and

 . Web enablement for PLATINUM ADvisor, the market-leading information and work management "dashboard" for better monitoring the pulse of application development environments.

 . Delivered PLATINUM SQL-Compass, a first-of-its-kind solution that enables application developers to visualize and understand the interaction between applications and databases. PLATINUM SQL-Compass reduces database application maintenance, minimizes the risk of implementing erroneous changes to databases, and eliminates the need to re-code database applications manually.

Database and Systems Management:

 .  Launched PLATINUM's Database Vitality for PeopleSoft program at the
   PeopleSoft Users' Conference to help customers ensure maximum availability and performance of the DB2 databases supporting PeopleSoft applications and aid administrators in recovering and managing DB2 databases more quickly and easily.

 . Announced PLATINUM ProVision for Oracle, the industry's only modular enterprise management suite addressing applications, databases, desktops, networks, and servers.

Data Warehousing:

 . Reinforced leadership in enterprise metadata management with the introduction of the next generation of PLATINUM Repository, providing end users with extended navigation capabilities and access to more types of metadata for easier access. As part of the key enhancements, PLATINUM successfully integrated powerful features of Universal Director, recently acquired from LogicWorks.

 . Announced Forest & Trees 6.0, the industry's first web-enabled rapid decision support development solution with powerful true 3D data visualization technology. The solution represented PLATINUM's first 3D enterprise computing solution and the realization of the first phase of the company's visual computing strategy.

Global Consulting Organization:

 . Strengthened the foundation of the Global Consulting Organization by aligning it more closely with the product business and bringing on new seasoned senior management, including Hal Carr as Executive Vice President of GCO.

Internet Commerce:

 . Secured significant new business wins for this newly founded and rapidly growing business unit. Customer wins for PLATINUM and its vivid studios subsidiary included Lycos, FinAid, American Century, HealthAxis, and the International Academy of Digital Arts and Sciences: The Webby Awards.

About PLATINUM technology International, inc.

PLATINUM technology International, inc., headquartered in Oakbrook Terrace, Illinois, had 1998 revenues of $968 million. PLATINUM provides software and services that help IT organizations manage and improve the IT infrastructure. Solutions include application lifecycle, database and systems management, data warehousing, Internet commerce, and Year 2000 reengineering. For information visit http://www.platinum.com.

Safe Harbor Provision:

This press release contains certain "forward-looking statements" including the statements regarding plans to streamline operations, that reflect PLATINUM's expectations regarding its future growth, results of operations, performance, and business prospects and opportunities. Words such as "intends," "estimates," "believes," "anticipates," "plans" and similar expressions have been used to identify these forward-looking statements, but are not the exclusive means of identifying these statements. These statements reflect PLATINUM's current beliefs and are based on information currently available to PLATINUM. Accordingly, these statements are subject to known and unknown risks, uncertainties and other factors that could cause PLATINUM's actual growth, results, performance and business prospects and opportunities to differ from those expressed in, or implied by, these statements. These risks, uncertainties and other factors include PLATINUM's ability to develop and market existing and acquired products for the IT infrastructure market; PLATINUM's ability to successfully integrate its acquired products, services and businesses; risks related to the Year 2000 challenge; PLATINUM's ability to adjust to changes in technology, customer preferences, enhanced competition and new competitors in the IT infrastructure and professional services markets; currency exchange rate fluctuations, collection of receivables, compliance with foreign laws and other risks inherent in conducting international business; risks associated with conducting a consulting services business; the risk of damage claims and costs resulting from product defects; general economic and business conditions, which may reduce or delay customers' purchases of PLATINUM's products and services; charges and costs related to acquisitions; and PLATINUM's ability to protect its proprietary software rights from infringement or misappropriation, to maintain or enhance its relationships with relational database vendors, and to attract and retain key employees. PLATINUM is not obligated to update or revise these forward-looking statements to reflect new events or changed circumstances.

                    PLATINUM technology International, Inc.
                           STATEMENTS OF OPERATIONS
                   (in thousands, except per share amounts)



                                                                    Three Months Ended      Twelve Months Ended
                                                                       December 31,            December 31,
                                                                   --------------------    ---------------------
                                                                     1998        1997        1998        1997
                                                                   --------    --------    --------    ---------
Revenues:
   Software products                                               $198,924    $149,950    $542,578    $ 410,369
   Maintenance                                                       48,929      37,751     171,711      139,912
   Professional services                                             68,874      54,997     253,917      188,599
                                                                   --------    --------    --------    ---------
      Total revenues                                                314,727     242,698     968,206      738,880
                                                                   --------    --------    --------    ---------
Costs and expenses:
   Professional services                                             69,386      48,837     235,914      170,847
   Product development and support                                   68,182      53,059     242,641      203,497
   Sales and marketing                                              101,481      79,182     318,453      263,986
   General and administrative                                        16,670      15,844      60,959       50,158
   Amortization of excess cost over net assets acquired               3,156       1,680      11,939        6,360
   Restructuring and special general and administrative charges           -        (234)          -       69,342
   Merger costs                                                         100       5,222      40,065        8,927
   Acquired in-process technology                                     5,303      50,740      37,918       67,904
                                                                   --------    --------    --------    ---------
      Total costs and expenses                                      264,278     254,330     947,889      841,021
                                                                   --------    --------    --------    ---------
Operating income (loss)                                              50,449     (11,632)     20,317     (102,141)
Other income (loss), net                                             (1,476)      5,776      10,253       20,497
                                                                   --------    --------    --------    ---------
Income (loss) from continuing operations before
   income taxes                                                      48,973      (5,856)     30,570      (81,644)
Income taxes                                                         16,285      14,428      33,038       18,389
Income taxes - one-time adjustment
   of deferred taxes                                                      -           -           -        5,070
                                                                   --------    --------    --------    ---------
Income (loss) from continuing operations                             32,688     (20,284)     (2,468)    (105,103)
                                                                   --------    --------    --------    ---------
Discontinued Operations:
   Loss from continuing operations, net of
      tax benefit                                                         -           -           -       (1,858)
   Gain on disposal, net of taxes                                         -           -           -          833
                                                                   --------    --------    --------    ---------
Net income (loss)                                                  $ 32,688    $(20,284)   $ (2,468)   $(106,128)
                                                                   ========    ========    ========    =========
Net income (loss) per share - basic                                $   0.38    $  (0.25)   $  (0.03)   $   (1.36)
                                                                   ========    ========    ========    =========
Net income (loss) per share - diluted                              $   0.34    $  (0.25)   $  (0.03)   $   (1.36)
                                                                   ========    ========    ========    =========
Shares used in computing per share amounts - basic                   86,499      79,932      83,856       78,072
                                                                   ========    ========    ========    =========
Shares used in computing per share amounts - diluted                 99,054*     79,932      83,856       78,072
                                                                   ========    ========    ========    =========


* The diluted weighted average shares outstanding for the three months ended December 31, 1998 reflect common stock equivalents, including the convertible subordinated notes due 2001. In computing diluted earnings per share for this period, tax-effected interest expense of $1,358 was added back to net income to reflect the assumed conversion of these notes.

                    PLATINUM technology International, inc.
                           CONDENSED BALANCE SHEETS
                                (In thousands)




                                                  December 31,    December 31,
                                                      1998            1997
                                                  ------------    ------------
ASSETS

Current assets:
   Cash and cash equivalents                        $  189,925      $233,024
   Short-term investment securities                     76,981        79,699
   Trade accounts receivable                           304,177       227,964
   Installment accounts receivable                      45,568        30,043
   Other current assets                                 55,674        37,843
                                                    ----------      --------
      Total current assets                             672,325       608,573
                                                    ----------      --------
Non-current investment securities                       35,166        45,481
Property and equipment                                  99,197        92,165
Purchased and developed software                       182,259       117,213
Excess of cost over net assets acquired                 69,045        52,759
Non-current installment receivables                     68,210        21,912
Other assets                                            24,068        34,804
                                                    ----------      --------
      Total assets                                  $1,150,270      $972,907
                                                    ==========      ========

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
   Acquisition-related payables                     $   33,245      $ 15,717
   Accounts payable                                     36,854        23,294
   Accrued restructuring costs                           2,390         7,391
   Other current liabilities                           107,910        81,182
   Deferred revenue                                    163,982       128,326
                                                    ----------      --------
      Total current liabilities                        344,381       255,910
                                                    ----------      --------

Acquisition-related payables                             6,388        18,320
Deferred revenue                                        95,959        60,435
Deferred rent                                            6,762         6,197
Accrued restructuring costs                              5,285        21,930
Deferred income taxes                                    5,261             -
Long-term obligations                                  266,421       267,239
                                                    ----------      --------
      Total liabilities                                730,457       630,031
                                                    ----------      --------

Stockholders' equity                                   419,813       342,876
                                                    ----------      --------

      Total liabilities & stockholders' equity      $1,150,270      $972,907
                                                    ==========      ========